                                                                   EXHIBIT 10.20

               FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT
               ------------------------------------------------


     This First Amendment to the Management Services Agreement (this "Amendment") of Bryant Medical Services, P.C., is executed as of November ____,
 ---------
1997, by and among MidSouth Practice Management, Inc., a Tennessee corporation ("MidSouth"), Bryant Medical Services, P.C., a Tennessee professional
  --------
corporation (the "Practice"), and the James W. Bryant, M.D., the sole
                  --------
shareholder of the Practice (the "Physician Shareholder").
                                  ---------------------

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, MidSouth, the Practice and the Physician Shareholder entered into that certain Management Services Agreement (the "Service Agreement") dated as of
                                                 -----------------
November __, 1997 (the "Effective Date") pursuant to which MidSouth agreed, on
                        --------------
the terms and conditions therein contained, to provide certain management services to the Practice and the Physician Shareholder (each capitalized term not expressly defined herein shall have the meaning given to it in the Service Agreement);

     WHEREAS, MidSouth has entered into that certain Agreement and Plan of Merger dated as of November __, 1997 (the "Merger Agreement"), whereby MidSouth shall be merged into Physician Health Corporation of MidSouth, a Tennessee corporation, which is a wholly-owned subsidiary of Physician Health Corporation, a Delaware corporation;

     WHEREAS, MidSouth, the Practice and the Physician Shareholder desire to amend their respective rights, covenants (restrictive and otherwise) and obligations under the Service Agreement and the foregoing Practice and the Physician Shareholder hereby consent to the Merger Agreement;

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, MidSouth, the Practice and the Physician Shareholder hereby covenant and agree as follows:


                            ARTICLE I - AMENDMENTS
                            ----------------------


     SECTION 1.1.  DEFINITIONS.  The following definitions are hereby added to
                   -----------
Article 1 of the Service Agreement:

"Affiliate" of an entity means (a) any person or entity directly or indirectly controlled by such entity, (b) any person or entity directly or indirectly controlling such entity, (c) any subsidiary of such entity if the entity has a fifty percent (50%) or greater equity ownership interest in the subsidiary, or
(d) such entity's parent if the parent has a fifty percent (50%) or greater ownership interest in the entity.

"Assignee" shall have the meaning set forth in Section 6.2(a).
                                               --------------

"Buyout Amount" shall have the meaning set forth in Section 10.5(a)
                                                    ---------------

"CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in 38 U.S.C. (S)1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. (S)17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Depository Bank" shall have the meaning set forth in Section 6.2(b).
                                                      --------------

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"FF&E" means furniture, fixtures and equipment.

"Government Advance" shall have the meaning set forth in Section 6.2(c).
                                                         --------------

"Government Receivables Payment Amount" shall mean, for any month, the product of (a) the Practice Government Collection Percentage for the twelve (12) month period immediately preceding such month, times (b) the total amount of all Governmental Receivables arising during such month.

"Gross Monthly Payment Amount" means the sum of the Private Receivables Payment Amount plus the Government Receivables Payment Amount.

"Joint Ventures" shall have the meaning set forth in Section 3.11.
                                                     ------------

"Lockbox Account" shall have the meaning set forth in Section 6.2(b)(ii).
                                                      ------------------

"MidSouth Lockbox" shall have the meaning set forth in Section 6.2(b).
                                                       --------------

"Monthly Payment" shall have the meaning set forth in Section 6.2(c).
                                                      --------------

"Payor Instruction Letter" shall have the meaning set forth in Section 6.2(b).
                                                               --------------

"PHC" means Physician Health Corporation, a Delaware corporation, and the parent company of MidSouth upon consummation of the PHC Merger Agreement.

"PHC Merger Agreement" means that certain Agreement and Plan of Merger dated as of November __, 1997, by and among PHC, PHC Tennessee Acquisition Subsidiary I, Inc., a Tennessee corporation and MidSouth Practice Management, Inc., a Tennessee corporation, in which PHC Tennessee Acquisition Subsidiary I, Inc., a wholly-owned subsidiary of PHC, shall be the surviving corporation and the name of such corporation shall be changed to Physician Health Corporation of MidSouth.

"Practice Government Collection Percentage" means the ratio, expressed as a percentage, of (a) payments received by the Practice or MidSouth on the account of the Practice's Government Receivables during the twelve (12) month period immediately preceding any date of determination to (b) the total amount of the Practice's Government Receivables billed during such twelve (12) month period.

"Practice Lockbox" shall have the meaning set forth in Section 6.2(b).
                                                       --------------

"Practice Lost Income Amount" shall have the meaning set forth in Section
                                                                  -------
10.3(e).
-------

"Practice Private Collection Percentage" means the ratio, expressed as a percentage, of (a) payments received by the Practice or MidSouth on the account of the Practice's Private Receivables during the twelve (12) month period immediately preceding any date of determination to (b) the total amount of the Practice's Private Receivables billed during such twelve (12) month period.

"Private Receivable(s)" shall have the meaning given to such term in Section
                                                                     -------
6.2(a).
------

"Private Receivables Payment Amount" means, for any month, the product of (a) the Practice Private Collection Percentage for the twelve (12) month period immediately preceding such month, times (b) the total amount of all Private Receivables arising during such month.

"Public Offering" means any method or means by which PHC initially accesses any public capital market for any shares of its capital stock, including without limitation, an initial public offering of the shares of the common stock of PHC, or a merger by PHC with or into an entity or any Affiliate of an entity that has a class of equity securities that is registered under the Exchange Act.

"Real Estate"shall have the meaning set forth in Section 10.5(a).
                                                 ---------------

"Rules" shall have the meaning set forth in Section 15.24(a).
                                            ----------------

"Security Agreement" shall have the meaning set forth in Section 6.2(a).
                                                         --------------

"Sub Lost Income Amount" shall have the meaning set forth in Section 10.4(e).
                                                             ---------------


     SECTION 1.2.  DEFINITIONS.  Each of the following definitions is hereby
                   -----------
deleted and replaced in its entirety in Article 1 of the Service Agreement:

"CHAMPUS" shall mean, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in 10 U.S.C. (S)(S)1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations, (including 32 C.F.R. (S)199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Governmental Receivables" shall mean the Accounts Receivable of the Practice that (i) arise in the ordinary course of business of the Practice, (ii) have as their third party payor the United States of America (the "U.S.") or any state or any agency or instrumentality of the U.S. or any state that makes any payment with respect to Medicare, Medicaid or with respect to any other program (including CHAMPUS OR CHAMPVA) established by Applicable Law and (iii) are required by federal or state law to be paid to the Practice as a health care provider. Governmental Receivables shall not, however, refer to amounts payable by private insurers under contract to provide benefits under the Federal Employee Health Benefit Program (5 U.S.C. (S)8901 et seq.).
                                                  -- ----

"MidSouth" shall mean Physician Health Corporation of MidSouth, a Tennessee corporation.

"Practice Account" means the bank account maintained by the Practice for payment of Excluded Expenses, receipt of the Monthly Payment and any other receipts or disbursements deemed appropriate by the Practice that do not violate the terms of this Agreement.

"Third Party Payor Programs" shall mean Medicare, Medicaid, CHAMPUS, CHAMPVA, insurance provided by Blue Cross and/or Blue Shield, managed care plans and any other private health care insurance programs and employee assistance programs, as well as any future similar programs.


     SECTION 1.3.  DEFINITIONS.  The following definitions shall be deleted in
                   -----------
their entirety from Article 1 of the Service Agreement:

1.1.18   "Governmental Lockbox Account"

1.1.23   "Lockbox Agreements"

1.1.35   "Monthly Adjustment"

1.1.37   "Non-Governmental Lockbox Account"

1.1.38   "Non-Governmental Receivables"

1.1.39   "Notification Letter"

1.1.50   "Purchase Price"

1.1.54   "Settlement Date"

1.1.59   "Yearly Adjustments"

     SECTION 1.4.   BANK ACCOUNTS.  Section 3.1(b)(2) of the Service Agreement
                    -------------   -----------------
is hereby deleted in its entirety and replaced with the following Section
                                                                  -------
3.1(b)(2):
---------

     (b)(2) All cash, checks and credit card purchases paid at the time that medical services are rendered and all Managed Care Payments that do not represent payment on a Purchased Accounts Receivable shall be remitted to the Practice Account. All payments received by the Practice with respect to the Purchased Accounts Receivable shall be administered in accordance with Section 6.2 hereof.
                                             -----------


     SECTION 1.5.   FINANCIAL STATEMENTS AND AUDITS.  Section 3.3 of the Service
                    -------------------------------   -----------
Agreement is hereby deleted in its entirety and replaced with the following
Section 3.3:
-----------

             SECTION 3.3  FINANCIAL STATEMENTS AND AUDITS. MidSouth shall
                          -------------------------------
     prepare annual financial statements for the operations of the Practice and, in its sole discretion, may cause the financial statements to be audited by a certified public accountant selected by MidSouth. The Practice shall cooperate fully in such audit. The cost of such audit shall be a Practice Expense. If MidSouth elects to have the financial statements audited by a certified public accountant with a big six accounting firm, the resulting audited financial statements shall be binding on the Practice and MidSouth. If MidSouth elects not to have the Practice's financial statements audited by a big six accounting firm, the Practice shall have the option to obtain such an audit, by a certified public accountant with a mutually acceptable big six accounting firm. MidSouth shall fully cooperate in such audit. The cost of such audit shall be a Practice Expense. In such event, MidSouth and the Practice shall be bound by the resulting audited financial statements. All parties shall be entitled to copies of any information provided to or by the auditors by or to any party. Additionally, MidSouth shall prepare monthly unaudited financial statements containing a balance sheet and statements of income from the Practice operations, which shall be delivered to the Practice within thirty (30) business days after the close of each calender month.


     SECTION 1.6.  NEW ANCILLARY SERVICES AND ADDITIONAL PRACTICE OFFICES.
                   ------------------------------------------------------
Section 3.11 of the Service Agreement  is hereby deleted and replaced in its
------------
entirety with the following:

     Section 3.11   NEW ANCILLARY SERVICES AND ADDITIONAL PRACTICE OFFICES.
                    ------------------------------------------------------
MidSouth and Practice jointly acknowledge that a primary motivation for their entering into an affiliation is to expand the Practice and develop new ancillary services and establish additional offices for the Practice. MidSouth and Practice may enter into one or more joint ventures for the construction or development of new ancillary services, such as surgery centers and other capital projects (the "Joint Ventures"). MidSouth shall arrange for all financing required by the Joint Ventures. Net profits generated by each Joint Venture shall first be used to reimburse MidSouth for the cost of capital invested by MidSouth in such Joint Venture and MidSouth shall receive 51% of any residual net profits and the remaining 49% shall be divided between the Practice and the other investors in the project, if any. MidSouth shall supply or arrange for all development, design and general contracting services and personnel required by the Joint Ventures. In the event that any Joint Venture should be unavailable to the Practice because of MidSouth's prospective interest therein, the Practice shall not be permitted to participate in such Joint Venture without MidSouth's prior written consent, which shall not be unreasonably withheld; provided, that the Practice has used its best efforts to cause MidSouth to be allowed to participate in such Joint Venture on a 51% basis as aforesaid. However, if upon advice of a law firm with nationally recognized expertise in healthcare law that is acceptable to the parties hereto, the Practice in good faith determines that a Joint Venture between MidSouth and the Practice or its employees is legally impermissible or involves a high degree of legal risk, the Practice or its employees may pursue the new ancillary services and facilities without the joint participation of MidSouth. The Practice shall therefore be entitled to perform such new ancillary service at the Practice's own expense and revenue therefrom shall not be Practice Revenue under this Agreement.


     SECTION 1.7.  PURCHASE OF ACCOUNTS  RECEIVABLE AND OTHER PAYMENT. Section
                   --------------------------------------------------  -------
6.1 and Section 6.2 of the Service Agreement are hereby deleted in their
---     -----------
entirety and replaced with the following Section 6.1 and Section 6.2:
                                         -----------     -----------

     SECTION 6.1  FEES.  The Practice shall pay to MidSouth a Service Fee equal
                  ----
to (i) 12% of Practice Net Revenue, plus (ii) the amount of Practice Expenses incurred by MidSouth. Physician Shareholder hereby guarantees that Practice shall pay a minimum annual Service Fee of Sixty Thousand and NO/100 Dollars ($60,000.00) for each year up to and including the fifth (5/th/) year from the date hereof. The minimum annual Service Fee guaranteed shall increase to Seventy Five Thousand and NO/100 Dollars ($75,000.00) if and when Dr. Rebecca Rezei, M.D. ("Dr. Rezei") commences full-time employment with the Practice during the first year of the Term. The guaranteed minimum annual Service Fee for the first year of the Term shall be the sum of Sixty Thousand Dollars and NO/100 ($60,000.00), plus One Thousand Two Hundred Fifty Dollars and NO/100 ($1,250.00) for each full month during the year in which Dr. Rezei is employed by the Practice on a full-time basis.

     SECTION 6.2  PURCHASE OF PRIVATE ACCOUNTS RECEIVABLE; SECURITY AGREEMENT;
                  ------------------------------------------------------------
DEPOSIT OF PROCEEDS OF ACCOUNTS RECEIVABLE.
------------------------------------------

     (a)  Purchase of Private Receivables; Security.  On or before the twentieth
          ------------------------------------------
(20th) day of each month, MidSouth shall purchase the Accounts Receivable of the Practice arising during the previous month that are not Governmental Receivables (the "Private Receivables") for an amount equal to the Private Receivables
      -------------------
Payment Amount.  MidSouth shall pay the Practice for such Private Receivables in
the manner provided in Section 6.2(c).   For purposes of determining whether a
                       ---------------
particular Account Receivable arose during a given month and is therefore eligible for purchase as provided above, or for inclusion in the Monthly Payment as provided in Section 6.2(c), Accounts Receivable shall be deemed to arise
               --------------
during the month in which such receivable was billed to the appropriate payor. As security for the payment and performance of all of the obligations and indebtedness of the Practice to MidSouth under this Agreement, the Practice hereby agrees to execute a security agreement (the "Security Agreement") in the
                                                    ------------------
form as attached hereto as Exhibit 6.2(a).  MidSouth may specifically assign
                           --------------
(collaterally or otherwise) and/or pledge (i) the Private Receivables purchased pursuant to the first sentence of this Section 6.2(a) and (ii) all of its rights
                                       --------------
and interests under this Agreement or the Security Agreement as security for loans and other financing arrangements obtained by MidSouth from any other person or entity, whether now existing or hereafter arising (any such person or entity being hereafter referred to as an "Assignee"). Any such Assignee shall
                                          --------
have all of MidSouth's rights and remedies, but none of MidSouth's obligations, under this Agreement or the Security Agreement. In addition, the Practice shall cooperate with MidSouth and execute all necessary documents in connection with the pledge of such accounts receivable to MidSouth or at MidSouth's option, any Assignee.

     (b)  Deposit of Proceeds.  In recognition of the fact that MidSouth will
          -------------------
have purchased all of the Practice's Private Receivables and to facilitate repayment of the Government Advances, the Practice agrees, within __ days of the date of this Agreement, to deliver a letter, in the form as attached hereto as Exhibit 6.2(b)-1 and Exhibit 6.2(b)-2 to all payors under the Private
   ----------------     ----------------
Receivables and the Government Receivables, respectively (the "Payor Instruction
                                                               -----------------
Letter").  The Payor Instruction Letters shall (i) direct payments on Private
------
Receivables to Post Office Box __________ (the "MidSouth Lockbox"), which
                                                ----------------
lockbox shall be opened by the Depository Bank and all proceeds of Private Receivables therein contained shall be deposited by the Depository Bank into the Lockbox Account, and (ii) direct payments on Governmental Receivables to Post Office Box __________ (the "Practice Lockbox"), which lockbox shall be opened by
                            ----------------
the Depository Bank and all proceeds of Government Receivables therein contained shall be deposited by the Depository Bank into the Sweeping Account. The depository agreement for the Sweeping Account shall provide (i) that the Depository Bank shall deposit all checks or other forms of payment received in the Practice Lockbox into the Sweeping Account, and (ii) that the account balance in the Sweeping Account shall be "swept" daily into the Lockbox Account. Prior to the effective date of the instructions contained in the Payor Instruction Letters, and to the extent that the Practice receives any payments with respect to its Accounts Receivable and contrary to the terms of any Payor Instruction Letter, the Practice agrees to deposit all such payments received by the Practice as follows:

          (i) payments received on Governmental Receivables shall be deposited into Account No. _________ (the "Sweeping Account") maintained by the
                                            ----------------
          Practice at ___________ (the "Depository Bank"), which such account
                                        ---------------
          shall be "swept" daily into the Lockbox Account.

          (ii) payments received on Private Receivables shall be deposited into Account No. _________ maintained by MidSouth at Depository Bank (the "Lockbox Account").
           ---------------

     All amounts received by MidSouth as provided above that are proceeds of Private Receivables shall be owned by MidSouth. All amounts received by MidSouth as provided above that are proceeds of Governmental Receivables shall be applied first to the repayment of all Government Advances theretofore made, and the balance, if any, shall be refunded to the Practice.

     (c)  Allocation of Proceeds; Monthly Payments.  MidSouth shall, within
          ----------------------------------------
twenty (20) days after the end of each calendar month, make a payment to the Practice (the "Monthly Payment"), which shall represent (A) the purchase price
               ---------------
for the Private Receivables that arose during the previous month and (B) an advance (the "Government Advance") to the Practice in an amount equal to the
              ------------------
product of the Practice Government Collection Percentage times the Governmental Receivables that arose during the previous month, in an amount equal to (i) the difference between (x) the Gross Monthly Payment Amount for such month, minus
(y) an amount equal to all items deposited into the Lockbox Account (whether directly or as a result of a transfer from the Sweeping Account) that were returned to MidSouth by its depository bank as a result of insufficient funds, a stop payment order, or otherwise during such month, less (ii) the Service Fee due to MidSouth from the Practice under this Agreement for such month, including, without limitation, this Article 6, based on the Accounts Receivable
                                    ---------
that arose during such month.

     (d)  Adjustments.  Adjustments to the Monthly Payments shall be made to
          -----------
reconcile actual amounts due under this Article 6 within 45 days after the end
                                        ---------
of each six (6) month period during the term of this Agreement. At such semi-annual intervals, MidSouth shall determine the actual amounts due MidSouth pursuant to this Article 6 for each such six (6) month period, with such amounts
                 ---------
to be calculated on an annualized basis for such six (6) month period.

     MidSouth shall notify the Practice of the amount of payments, if any, due from one party to another as a result of such adjustments within 60 days of the end of each six (6) month period. If payment is due from one party to the other, such amount shall be paid in full within ten (10) days of such notification of the Practice; provided, however, that in the case such amounts are due MidSouth on such calculations, MidSouth may, at its discretion, offset such amounts due from the Practice against the Monthly Payment due the Practice for succeeding calendar months.

     Within 120 days after the end of each calendar year, MidSouth will determine the actual amounts due MidSouth pursuant to this Article 6 for such
                                                           ----------
calendar year (prorated for any calendar year for which this Agreement has been in effect less than the entire year).

     If, after taking into account all Monthly Payments and any mid year adjustments for such calendar year, payment is due from one party to the other, such amount shall be paid in full within ten (10) business days after such calculations are made final; provided, however, that in the case amounts are due MidSouth on such calculations, MidSouth may, at its discretion, offset such amounts due from the Practice against the Monthly Payment due the Practice for succeeding calendar months. This year-end reconciliation shall include reconciliation of any amounts owed by one party to another with respect to any expenses of any party, as set forth hereunder, paid by any other party.

     SECTION 1.8.   TERM OF AGREEMENT AND EXTENDED TERM.   Section 10.1 and
                    -----------------------------------    ------------
Section 10.2 of the Service Agreement are hereby deleted and replaced in their
------------
entirety with the following:

     SECTION 10.1   TERM OF AGREEMENT.  This Agreement shall commence on the
                    -----------------
date hereof and shall expire on August 31, 2037, unless earlier terminated pursuant to the provisions hereof (the "Term").

     SECTION 10.2 [Intentionally left blank.]

     SECTION 1.9.   TERMINATION BY THE PRACTICE.   The first sentence of Section
                    ---------------------------                          -------
10.3, Section 10.3(b)  and Section 10.3(d)  of the Service Agreement are hereby
----  ---------------      ---------------
deleted and replaced in their entirety with the following:

     SECTION 10.3   TERMINATION BY THE PRACTICE.  Subject to compliance with the
                    ---------------------------
provisions set forth in Section 10.5, a Practice may terminate this Agreement
                        ------------
with respect to itself upon the occurrence of any of the following events without any further action on the part of such Practice:

     (b) If Physician Health Corporation ("PHC") shall not have consummated the Public Offering as of the end of the seventy-second (72nd) month following the Effective Date; provided that the Practice notifies MidSouth of the decision of the Practice to terminate this Agreement pursuant to this Section 10.3(b) within
                                                          ---------------
90 days following the end of the seventy-second (72nd) month following the Effective Date.

     (d) In the event that MidSouth materially breaches the terms of this Agreement (other than as set forth in Sections 10.4(a), (c) or (e) hereof) and
                                      ----------------------------
such breach remains uncured for a period of 60 days after MidSouth's receipt of a written notice specifying such breach, the Practice shall submit the following issues directly to arbitration in accordance with Section 15.24 hereof: (i)
                                                  -------------
whether MidSouth has materially breached this Agreement and (ii) if MidSouth has materially breached this Agreement, the amount of income the Practice has foregone as a result of the breach exclusive of punitive or consequential damages (the "Practice Lost Income Amount"). If (i) the final decision under the arbitration set forth in Section 15.24 determines that there has been a
                             -------------
material breach and that MidSouth owes the Practice a Practice Lost Income Amount; (ii) MidSouth fails to pay to the Practice the Practice Lost Income Amount within 30 days after receipt of written notice specifying the Practice Lost Income Amount and (iii) the Practice has provided MidSouth with 15 days prior notice of the Practice's intent to terminate this Agreement hereunder, the Practice may terminate this Agreement by delivery of written notice to PHC and MidSouth.

     (e) In the event that MidSouth shall fail to remit a payment due as provided in this Agreement and the failure to remit continues for a period of thirty (30) days after such payment was due and payable to the Practice, the Practice may terminate this Agreement; provided, however the Practice must use its best efforts to notify MidSouth in writing of such failure as soon as practicable after the due date of the payment.

     SECTION 1.10.  TERMINATION BY MIDSOUTH.   The first sentence of Section
                    -----------------------                          -------
10.4 of the Service Agreement is hereby deleted and replaced in its entirety
----
with the following, as well as the addition of the following provisions to

Section 10.4:
------------

     SECTION 10.4   TERMINATION BY MIDSOUTH.   Subject to compliance with the
                    -----------------------
procedures set forth in Section 10.5, MidSouth may terminate this Agreement upon
                        ------------
the occurrence of any of the following events without any further action on the part of MidSouth:

     (d) The Practice or any of its Physician Shareholder or Physician Employees (i) engages in any conduct for which the Physician Member's or Physician Employee's license to practice medicine is revoked or suspended or
(ii) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (i) or (ii) materially adversely affects the Practice and provided that the Practice fails to take reasonable action to remedy or correct such noncompliance or conduct or to remove such Physician Employee from the Practice within thirty
(30) days after the Practice obtains knowledge thereof.

     (e) In the event that the Practice materially breaches any term or condition of this Agreement (other than as set forth in Sections 10.4(a), (c) or
                                                        ------------------------
(d) hereof) and, in the opinion of MidSouth, such breach remains uncured after a
---
period of 60 days after the Practice's receipt of a written notice specifying such breach, MidSouth shall submit the issue of whether the Practice has materially breached this Agreement directly to arbitration in accordance with
Section 15.24 hereof: (i) whether the Practice has materially breached this
-------------
Agreement and (ii) the amount of income MidSouth has foregone as the result of such breach exclusive of punitive or consequential damages (the "Sub Lost Income Amount"). If (i) the final decision under the arbitration set forth in Section
                                                                        -------
15.24 determines that there has been a material breach and that the Practice
-----
owes MidSouth a Sub Lost Income Amount and (ii) if the Practice fails to pay to MidSouth the Sub Lost Income Amount within 30 days after receipt of written notice specifying the Sub Lost Income Amount and (iii) the MidSouth has provided the Practice with 15 days prior notice of MidSouth's intent to terminate this Agreement hereunder, MidSouth may terminate this Agreement by delivery of written notice to the Practice with no further action required on its behalf to effect such termination.


     SECTION 1.11.  ACTIONS AFTER TERMINATION.   Section 10.5 of the Service
                    -------------------------
Agreement is hereby deleted and replaced in its entirety by the following:

     SECTION 10.5   ACTIONS AFTER TERMINATION.
                    -------------------------

     (a)  Duties and Remedies Upon Termination.

          (i) Upon expiration or termination of this Agreement with respect to the Practice, the Practice and MidSouth hereby agree to perform, in addition to their obligations provided for elsewhere in this Agreement and continuing after such termination or expiration of this Agreement with respect to the Practice, such steps as are otherwise customarily required to wind up their relationship under this Agreement in as orderly a manner as possible, including, without limitation, MidSouth's provision to the Practice of patient billing records.
The terminating Practice hereby acknowledges and agrees that, upon termination or expiration of this Agreement: (a) MidSouth shall retain all right, title and interest in and to all of its proprietary software and systems, including software and systems licensed by MidSouth from others, used in connection with the management services provided under this Agreement; and (b) the terminating Practice shall be responsible for obtaining its own software and systems to take over the management of the Practice from MidSouth.

          (ii)  Except as set forth in this Section 10.5(a), 10.6 and Article 7
                                            ---------------------     ---------
hereof, upon the expiration or earlier termination of this Agreement with respect to the Practice, neither party shall have any further obligation hereunder with the exception of obligations accruing prior to the date of such expiration or earlier termination and obligations, promises and covenants contained herein which extend beyond the terms hereof including, without limitation, any indemnities, restrictive covenants, and access to books and records. Upon the expiration or earlier termination of this Agreement with respect to a Practice, the financial arrangements set forth in Article 6 shall
                                                               ---------
be prorated between the parties to reflect any partial fiscal year. The funds for settlement of such financial arrangements shall be disbursed on the closing date of the repurchase of assets provided for in Section 10.5(b), but shall in
                                                 ---------------
no event occur later than 180 days from the date of the notice of termination. If this Agreement is terminated pursuant to Sections 10.3(c), 10.4(b), or
                                            -----------------------------
10.4(c)  hereof, the non-breaching party may pursue such other legal or
-------
equitable relief as may be available in addition to such proration.

          (iii) From and after any termination, the terminating Practice and MidSouth shall provide the other with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

     (b)  Procedures Related to Termination.    In taking action to terminate
this Agreement the parties shall comply with the following procedures:

          (i) Prior to taking any action to terminate, the party seeking termination shall provide 15 days' prior written notice to MidSouth and PHC, following the expiration of any cure periods.

          (ii) The taking by the Practice of any action with respect to termination of this Agreement shall require the affirmative vote of the holders of two-thirds of the equity or membership interests of the owners of the Practice as the case may be.


     SECTION 1.12.  CLOSING OF REPURCHASE BY THE PRACTICE AND EFFECTIVE DATE OF
                    -----------------------------------------------------------
TERMINATION.  Section 10.6 of the Service Agreement is hereby deleted and
-----------
replaced in its entirety with the following:

     SECTION 10.6   REPURCHASE OF ASSETS.

     (a)  Upon termination of this Agreement pursuant to Section 10.3 or Section
                                                         ------------    -------
10.4 hereof, the Practice shall purchase from PHC, MidSouth, or an Affiliate of
----
MidSouth those assets owned by PHC,  MidSouth, or an Affiliate of

MidSouth that primarily relate to the operation of the Practice, including all FF&E and all real property owned by PHC, MidSouth, or an Affiliate of MidSouth and associated primarily with the operation of such Practice (the "Real Estate"), and the fair market value of accounts receivable on the date of termination, at a purchase price (the "Buyout Amount") equal to the greater of:

          (i) the sum of (A) the consideration received by the Physician Shareholder under the Merger Agreement, assuming a fair market value of the MidSouth Practice Management, Inc., capital stock to be $5.00 per share, plus
(B) liabilities of the Practice assumed by MidSouth, if any, pursuant to the PHC Merger Agreement, plus (C) the Sub Lost Income Amount, if any, less an amount equal to the sum of (X) any payments MidSouth failed to make under this Agreement and (Y) the Practice Lost Income Amount, if any; or

          (ii) the aggregate fair market value of the tangible and intangible assets used in the operation of such Practice that are purchased from PHC, MidSouth, or an Affiliate of MidSouth pursuant to this Section 10.6(a).
                                                       ---------------

     (b) The Practice may pay all or a portion of the Buyout Amount in (i) PHC Voting Common Stock received by the Physician Shareholder under the PHC Merger Agreement, which shall be valued at $6.25 per share, or (ii) in cash.

     (c) The Practice and MidSouth each acknowledge that they contemplate the reasonable expansion of the Practice in the future through the addition of physicians and ancillary services. The Practice and MidSouth further acknowledge that they contemplate that the formula for computing the Buyout Amount shall be equitably adjusted (as mutually agreed by the parties to this Agreement) in the future to account for such expansion to the extent expansion is funded by MidSouth. Any disputes arising from the foregoing adjustment of the Buyout Amount shall be submitted to arbitration pursuant to Section 15.24 of
                                                                -------------
this Agreement.

     (d)  In addition to the payment of the Buyout Amount as set forth in
Section 10.6(a), upon termination of this Agreement, such Practice shall pay all
---------------
debt and assume without recourse against MidSouth all contracts, payables and leases which are obligations of MidSouth and which relate exclusively to the performance of its obligations under this Agreement or the properties subleased by MidSouth, other than such contracts, payables and leases that are between such Practice and MidSouth or its affiliates. The Buyout Amount shall be reduced by the amount of debt and liabilities of MidSouth assumed by such Practice, by any payment MidSouth has failed to make under this Agreement (other than any such payments constituting all or a portion of the Practice Lost Income Amount of such Practice). Such Practice and any physician owner of such Practice shall execute such documents as may be required to assume the liabilities set forth in this Section 10.6 and to remove or indemnify MidSouth to its reasonable
     ------------
satisfaction from any liability with respect to such repurchased assets and with respect to any property leased or subleased by MidSouth.

     (e) The closing date for the repurchase shall be determined by the purchasing Practice, but shall in no event occur later than 60 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and the purchasing Practice and such Practice Employees shall be released from the restrictive covenants as and to the extent set forth in Section 10.6(f) on the closing date.
                                            ---------------
MidSouth shall have the right, in its sole and absolute discretion, to waive the repurchase requirements of a Practice, in which event, the termination of this Agreement shall become effective upon the execution and delivery of such waiver.

     (f) If the Practice remits the Buyout Amount to MidSouth in accordance with Section 10.6(a) hereof within 60 days after determination of such Buyout
     ---------------
Amount, such Practice and the Physician Shareholder shall be released from the restrictive covenants of Article 7. If the affected Practice does not remit the
                         ---------
Buyout Amount to MidSouth in accordance with Section 10.6(a) hereof within 60
                                             ---------------
days after determination of such Buyout Amount, the provisions of Article 7 of
                                                                  ---------
this Agreement shall survive in their entirety for a period of two (2) years following the date of termination of this Agreement, which shall be tolled during the time period in which any dispute of the Buyout Amount is subject to arbitration pursuant to Section 15.24.
                        -------------

     (g) The fair market value of the FF&E and the Real Estate shall be determined by a nationally recognized independent accounting firm capable of making such determinations and chosen by the affected Practice from a list of three such firms submitted by MidSouth. The affected Practice shall submit its choice of such firms in writing no later than five (5) days after receipt of such list from MidSouth. MidSouth and the affected Practice shall bear the cost of such determination equally.


     SECTION 1.13. Section 15.2 of the Service Agreement is hereby deleted in its entirety.

     SECTION 1.14.  ARBITRATION.  Section 15.24 of the Service Agreement is
                    -----------
hereby deleted and replaced in its entirety by the following:

     SECTION 15.24  ARBITRATION.
                    -----------

     (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in Atlanta, Georgia, or at such other location as the parties may agree in writing. The arbitrator shall conduct the proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Practice (the "Rules") as such Rules are in effect as of the date of the occurrence giving rise to such disputes. The arbitration proceeding shall be initiated in accordance with the Rules. The parties hereby renounce all recourse to litigation and agree that any arbitration award shall be final and subject to no judicial review. The arbitration shall be conducted before one or more arbitrators, chosen in accordance with the Rules. The arbitrator(s) shall decide the issues submitted in accordance with (i) the language and commercial purposes of this Agreement; and (ii) what is just and equitable under the circumstances, provided that all substantive questions of law (excluding principles of conflicts of laws) shall be determined under the laws of the State of Georgia.

     (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitrator to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules, or by the arbitrator, for submission of evidence or briefs.

     (c) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties. Each party shall be solely responsible for its own attorney's fees incurred in connection with the arbitration.

     (d) This section shall survive completion or termination of this Agreement, and shall be specifically enforceable in any court of competent jurisdiction. In no event shall a demand for arbitration be made after the date when any applicable statute of limitations, or period for claims under this Agreement, would bar institution of a legal or equitable proceeding based on such dispute or subject matter in question.


     SECTION 1.15. REPRESENTATIONS AND WARRANTIES IN SERVICE AGREEMENT.  The
                   ---------------------------------------------------
Practice and the Physician Shareholder each hereby represents and warrants to MidSouth that all representations and warranties made by such person or entity in the Transaction Documents (hereinafter defined) as of the date thereof are true and correct as of the date hereof, as if such representations and warranties were recited herein in their entirety.


                          ARTICLE II - MISCELLANEOUS
                          --------------------------


     SECTION 2.1.  BINDING AGREEMENT.  This Amendment shall be binding
                   -----------------
upon, and shall inure to the benefit of, the parties' respective heirs, representatives, successors and assigns.

     SECTION 2.2.  NONWAIVER OF EVENTS OF DEFAULT.  Neither this Amendment
                   ------------------------------
nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by MidSouth to, any default or event of default which may exist or hereafter occur under the Service Agreement, the PHC Merger Agreement or any other document executed or delivered in connection therewith (collectively referred to herein as the "Transaction Documents"), (b) a waiver by MidSouth of any of the Practice's or
 ---------------------
the Provider's obligations under the Agreements, or (c) a waiver by MidSouth of any rights, offsets, claims, or other causes of action that MidSouth may have against either the Practice or the Physician Shareholder.

     SECTION 2.3.  NO DEFENSES.  Each of the Practice and the Physician
                   -----------
Shareholder, by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against MidSouth arising out of the transactions contemplated by the Transaction Documents, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by the Practice and the Physician Shareholder, respectively.

     SECTION 2.4.  COUNTERPARTS. This Amendment may be executed in several
                   ------------
counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

     SECTION 2.5.  CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                   -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF GEORGIA.

     SECTION 2.6.  ENTIRE AGREEMENT.  This Amendment, together with the other
                   ----------------
Transaction Documents, contain the entire agreement between the parties relating to the subject matter hereof and thereof. This Amendment and the Transaction Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     SECTION 2.7.  CONFLICTING PROVISIONS. In the event that any provision of
                   ----------------------
either this Amendment or the Service Agreement conflict with each other, the provisions of this Amendment shall control.

     THIS AMENDMENT AND THE TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT
     --------------------------------------------------------------------------
BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT
------------------------------------------------------------------------------
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
------------------------------------------------------------------------
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
-------------------------  --------------------------------------------------
PARTIES.
-------

     IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                              MIDSOUTH:
                              --------

                              MIDSOUTH PRACTICE MANAGEMENT, INC., a Tennessee corporation


                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________



                              THE PRACTICE:
                              ------------

                              BRYANT MEDICAL SERVICES, P.C., a Tennessee professional corporation


                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________


                              THE PHYSICIAN SHAREHOLDER:
                              --------------------------


                              ________________________________________
                              James W. Bryant, M.D.

                               EXHIBIT 6.2(B)-1
                               ----------------
                                (Private Payor)

November __, 1997


[NAME OF PAYOR]
_______________________
_______________________


     RE:  Bryant Medical Services, P.C.
          Federal Tax Identification Number:     _______________
          Medicare Provider Number:                 _______________
          Medicaid Provider Number:                 _______________
          Unique Provider Identification Number: _______________


To Whom It May Concern:

Please be advised that we have sold our receivables upon which you are obligated to pay to Physician Health Corporation of MidSouth (the "Purchaser") and such
                                                         ---------
receivables are owned by Purchaser.  Accordingly you are directed to make:

     (1)  All wire transfers directly to the following account:

               [NAME OF DEPOSITORY BANK]
               _____________________________
               _____________________________
               ABA # _______________________
               Account # ___________________ (Lockbox Account)

     (2) All explanation of benefits, remittance advises, and other forms of payment, including checks, to the following address:

               [DEPOSITORY BANK] as Lockbox Bank
               P.O. Box ________(MidSouth Lockbox)
               __________________________________
               __________________________________
               Reference: Physician Health Corporation
               Account # ________________________ (Lockbox Account)


     Please be advised that Purchaser is an intended third party beneficiary of the instructions herein contained, and they are therefore irrevocable without Purchaser's prior written consent.

Thank you for your cooperation in this matter.



______________________________

                               EXHIBIT 6.2(B)-2
                               ----------------
                              (Government Payor)

November __, 1997


[NAME OF PAYOR]
_______________________
_______________________


     RE:  Bryant Medical Services, P.C.
          Federal Tax Identification Number:     _______________
          Medicare Provider Number:                _______________
          Medicaid Provider Number:                _______________
          Unique Provider Identification Number: _______________


To Whom It May Concern:

Please be advised that we have encumbered the right to receive payments on the receivables upon which you are obligated to pay to Physician Health Corporation of MidSouth ("MidSouth") and the proceeds of such receivables are to be held by
              --------
us for their account.  Accordingly you are directed to make:

     (1)  All wire transfers directly to the following account:

               [NAME OF DEPOSITORY BANK]
               _____________________________
               _____________________________
               ABA # _______________________
               Account # ___________________ (Sweeping Account)

     (2) All explanation of benefits, remittance advises, and other forms of payment, including checks, to the following address:

               [DEPOSITORY BANK] as Lockbox Bank
               P.O. Box ________ (Practice Lockbox)
               __________________________________
               __________________________________
               Reference: Physician Health Corporation
               Account # ________________________ (Sweeping Account)


     Please be advised that MidSouth is an intended third party beneficiary of the instructions herein contained, and they are therefore irrevocable without MidSouth's prior written consent.

Thank you for your cooperation in this matter.



______________________________